UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

FRISCH’S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Shareholders of Frisch’s Restaurants, Inc. (Company) was held on October 22, 2014. The shares represented in person and by proxy totaled 4,609,713, which constituted a quorum.

(b)	Proposal 1 – ELECTION OF DIRECTORS. Directors who were elected on October 22, 2014 to serve until the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified: Robert J. (RJ) Dourney, Lorrence T. Kellar, Karen F. Maier, William J. Reik, Jr. and Donald H. Walker. The final vote tallies are set forth below:

		Withheld
Name	Votes For	Authority	Broker Non-Votes

Robert J. (RJ) Dourney	3,597,689	105,903	906,121
Lorrence T. Kellar	3,597,825	105,767	906,121
Karen F. Maier	3,473,037	230,555	906,121
William J. Reik, Jr.	3,476,763	226,829	906,121
Donald H. Walker	3,597,615	105,977	906,121

Directors whose terms continued after the Meeting (serving until the 2015 Annual Meeting of Shareholders): Dale P. Brown, Daniel W. Geeding, Craig F. Maier and Jerome P. Montopoli.

Proposal 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The proposal to ratify the appointment of Grant Thornton LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year that commenced June 4, 2014 was approved. The final vote tally is set forth below:

Votes For	Votes Against	Abstentions

4,357,471	239,817	12,425

Proposal 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION. The non-binding advisory vote required by the Securities Exchange Act to approve the compensation of named executive officers as described in the Company’s 2014 Proxy Statement received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,503,975	190,491	9,126	906,121

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE October 24, 2014

	BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer
Principal Financial Officer
Principal Accounting Officer